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                                   APPENDIX A
                                     TO THE
                             DISTRIBUTION AGREEMENT
                                    BETWEEN
                                 STEPHENS INC.
                                      and
                            HOTCHKIS AND WILEY FUNDS
                             Dated as of 8/24/2004

The following is a list of Funds for which Stephens shall serve under the Distribution Agreement dated as of July 25, 2002, as amended ("the Agreement"):

                     HOTCHKIS AND WILEY ALL CAP VALUE FUND
                       HOTCHKIS AND WILEY CORE VALUE FUND
                    HOTCHKIS AND WILEY LARGE CAP VALUE FUND
                        HOTCHKIS AND WILEY MID-CAP FUND
                       HOTCHKIS AND WILEY SMALL CAP FUND

IN WITNESS WHEREOF, each of the parties hereto has caused this APPENDIX A to be executed in its name and on behalf of each such Fund.

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HOTCHKIS AND WILEY FUNDS             STEPHENS INC.
BY:     /s/ NANCY D. CELICK          BY:     /s/ RICHARD H. BLANK JR.
NAME:   Nancy D. Celick              NAME:   Richard H. Blank Jr.
TITLE:  President                    TITLE:  Senior Vice President
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